January 10, 2000


Sent By Facsimile and Mail

Arthur Spinner
Spinner Asset Management Co.
650 Madison Avenue
New York, New York 10022

Dear Arthur:

Styleclick.com Inc. ("Company") is attempting currently to negotiate additional capital and debt financing ("Future Transactions") for further development of its strategic plans and business plans. The flexibility the Company requires in negotiating and structuring agreements for Future Transactions is significantly impeded by certain provisions of the April 7, 1999, Securities Purchase and Registration Rights Agreements (the "4/7/99 Company Agreements") with Spinner Asset Management Co. ("Spinner"), including the Company Warrants and common stock issued to Spinner thereafter. Thus, the Company requests Spinner to waive certain provisions of the 4/7/99 Company Agreements, in order to free the Company to pursue Future Transactions, which the Company believes are in Company's best interests.

Spinner hereby irrevocably and forever waives and agrees to the termination of its rights under the provisions of the 4/7/99 Company Agreements as described on Schedule A . Notwithstanding the foregoing, the waivers effected hereby shall be of no force and effect if, by June 30, 2000, a Future Transactions has not been announced and consummated. Spinner would, if requested, confirm such waivers as part of the formal documentation for any Future Transactions.

Please be aware that certain of the provisions of the 4/7/99 Company Agreements listed in Schedule A will expire by their terms on April 7, 2000, in any event. Those provisions are listed in Schedule A only to cover the eventuality that one or more Future Transactions may be entered into (even if not consummated) before April 7, 2000. Nothing in this letter will extend the effectiveness of any provision beyond its stated term.

The Company requests you to sign and return to the Company the enclosed copy of this letter with attached Schedule A to evidence your agreement to the terms of this letter and Schedule A.

Very truly yours,
                                                    SPINNER ASSET MANAGEMENT CO.


/s/ Maurizio Vecchione                             By: /s/ Arthur Spinner
                                                      --------------------------
Maurizio Vecchione                                         Arthur Spinner
President and co-CEO
                                                 Date:     1/13/2000
                                                      --------------------------

ENC. Schedule A






                                   SCHEDULE A





Securities Purchase Agreement:
IV(3)
IV(5)
IV(6)
IV(10)
V(1)
V(3)

Warrants
3(c)
4(a)
4(e)

Registration Rights Agreement
2.1(d)
2.3
3.1
3.13
3.15
3.19
8